Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

CHELMSFORD, Mass., September 2, 2010 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the fourth quarter and fiscal year ended July 31, 2010. Revenue for the fourth quarter of fiscal 2010 was $22.2 million, compared with $17.2 million for the fourth quarter of fiscal 2009. Revenue for fiscal 2010 was $68.6 million compared to $67.4 million in fiscal 2009.

Net income for the fourth quarter of fiscal 2010, on a generally accepted accounting principles (“GAAP”) basis, was $0.5 million, or $0.02 per diluted share, compared with a GAAP net loss of $34.9 million, or $1.23 per share for the fourth quarter of fiscal 2009. Net loss for fiscal 2010, on a GAAP basis, was $14.8 million, or $0.52 per share, compared with a GAAP net loss of $53.6 million, or $1.89 per share for fiscal 2009.

Non-GAAP net income for the fourth quarter of fiscal 2010 was $1.3 million, or $0.05 per diluted share, compared with non-GAAP net loss of $6.5 million, or $0.23 per share for the fourth quarter of fiscal 2009. Non-GAAP net loss for fiscal 2010 was $4.8 million, or $0.17 per share, compared with non-GAAP net loss of $19.5 million, or $0.69 per share for fiscal 2009. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“We are pleased with our fourth quarter operating results. Sycamore achieved revenue growth, continued strong margin performance and was cash positive,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “These results, combined with our focus on effective cost management, enabled the company to achieve operating profitability, on a non-GAAP basis, in the quarter, while continuing to invest in IQstream™, our recently announced mobile broadband optimization solution.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements regarding future events that involve risks and uncertainties. Risks and uncertainties in the Company’s business include, but are not limited to, reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband products and the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2010	July 31, 2009
Assets

Current assets:
Cash and cash equivalents	$104,416	$347,696
Short-term investments	450,722	273,387
Accounts receivable, net	14,168	12,860
Inventories	11,175	16,058
Prepaids and other current assets	1,873	2,388

Total current assets	582,354	652,389

Property and equipment, net	6,569	13,342
Long-term investments	81,739	305,725
Other assets	358	357

Total Assets	$671,020	$971,813

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$10,930	$11,003
Other current liabilities	10,455	14,034

Total current liabilities	21,385	25,037

Long term deferred revenue	3,918	4,530
Long term liability	1,714	1,821

Total liabilities	27,017	31,388

Common stock	28	28
Additional paid-in capital	1,759,520	2,040,317
Accumulated deficit	(1,116,160)	(1,101,355)
Other equity	615	1,435

Total stockholders’ equity	644,003	940,425

Total Liabilities and Stockholders’ Equity	$671,020	$971,813

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2010	July 31, 2009	July 31, 2010	July 31, 2009

Revenue	$22,232	$17,245	$68,617	$67,357
Cost of revenue	10,171	10,194	30,954	38,469

Gross profit	12,061	7,051	37,663	28,888

Operating expenses:
Research and development	7,469	12,725	31,685	50,134
Sales and marketing	2,869	3,185	10,942	14,551
General and administrative	2,125	2,625	9,098	8,198
Restructuring expense	(25)	2,783	5,625	3,600
Asset impairment	—	24,209	1,076	24,209

Total operating expenses	12,438	45,527	58,426	100,692

Loss from operations	(377)	(38,476)	(20,763)	(71,804)

Interest and other income, net	1,023	3,149	5,592	18,000

Income (loss) before income taxes	646	(35,327)	(15,171)	(53,804)
Income tax expense (benefit)	125	(397)	(366)	(232)

Net income (loss)	$521	$(34,930)	$(14,805)	$(53,572)

Net income (loss) per share:
Basic	$0.02	$(1.23)	$(0.52)	$(1.89)
Diluted	$0.02	$(1.23)	$(0.52)	$(1.89)

Weighted average shares outstanding:
Basic	28,427	28,380	28,422	28,359
Diluted	28,427	28,380	28,422	28,359

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1 for 10 reverse stock split.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2010	July 31, 2009	July 31, 2010	July 31, 2009

Revenue	$22,232	$17,245	$68,617	$67,357
Cost of revenue	10,043	9,982	30,386	37,489

Gross profit	12,189	7,263	38,231	29,868

Operating expenses:
Research and development	7,206	12,235	30,593	48,127
Sales and marketing	2,626	2,919	10,018	13,362
General and administrative	1,925	2,182	8,333	6,113

Total operating expenses	11,757	17,336	48,944	67,602

Income (loss) from operations	432	(10,073)	(10,713)	(37,734)

Interest and other income, net	1,023	3,149	5,592	18,000

Income (loss) before income taxes	1,455	(6,924)	(5,121)	(19,734)
Income tax expense (benefit)	125	(397)	(366)	(232)

Net income (loss)	$1,330	$(6,527)	$(4,755)	$(19,502)

Net income (loss) per share:
Basic	$0.05	$(0.23)	$(0.17)	$(0.69)
Diluted	$0.05	$(0.23)	$(0.17)	$(0.69)

Weighted average shares outstanding:
Basic	28,427	28,380	28,422	28,359
Diluted	28,427	28,380	28,422	28,359

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1 for 10 reverse stock split.

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2010	July 31, 2009	July 31, 2010	July 31, 2009

GAAP net income (loss)	$521	$(34,930)	$(14,805)	$(53,572)

Stock-based compensation expense:
Cost of revenue	128	142	509	594
Research and development	263	490	1,092	2,007
Sales and marketing	243	266	924	1,189
General and administrative	200	239	765	902

Total stock based compensation expense	834	1,137	3,290	4,692
Asset impairment charge:
Operating expense	—	24,209	1,076	24,209
Amortization of purchased intangible assets	—	204	—	1,183
Restructuring and other asset impairments:
Operating expense	(25)	2,783	5,625	3,600
Cost of revenue	—	70	59	386

Non-GAAP net income (loss)	$1,330	$(6,527)	$(4,755)	$(19,502)